Exhibit 99.1

Company Contact: Bradley E. Larson Chief Executive Officer www.readymixinc.com	Investor Contact: David D. Doty Chief Financial Officer www.readymixinc.com
FOR IMMEDIATE RELEASE
Ready Mix, Inc. Completes Asset Sale
          LAS VEGAS, NEVADA, April 2, 2010 . . . READY MIX, INC. (RMI) (NYSE Amex: RMX) today announced that on April 1, 2010, Ready Mix, Inc. (the “Company”), completed the sale of substantially all of its assets constituting its ready-mix concrete business to Skanon Investments, Inc (“Skanon”) for a purchase price of $9.75 million in cash and the assumption of certain liabilities (the “Asset Sale”). The Company retained certain assets, including the Company’s office building and retired certain liabilities using proceeds from the sale. In accordance with the Asset Purchase Agreement between the Company and Skanon, dated January 29, 2010, the Company will also sell, on behalf of Skanon, certain assets that Skanon acquired in the Asset Sale. Depending upon the outcome of this sale, there may be a further increase or decrease in the cash proceeds the Company received in the Asset Sale.
          “This asset sale is a vital step to preserve and maximize value for our shareholders given the Company’s current financial condition and the state of the industry. The board is evaluating additional strategic options following the close of this transaction, including effecting a special dividend,” said Chief Executive Officer Bradley Larson.
          As a result of the transaction, the Company has changed its name to RMX Holdings, Inc. and Kenneth D. Nelson was appointed President, effective today.
About Ready Mix, Inc.
     Ready Mix, Inc. (RMI) has provided ready-mix concrete products to the construction industry since 1997. Prior to the completion of the Asset Sale, RMI operated three ready-mix concrete plants in the metropolitan Phoenix, Arizona area, three plants in the metropolitan Las Vegas, Nevada area, and one plant in Moapa, Nevada. RMI also operated two sand and gravel crushing and screening facilities near Las Vegas, Nevada, which provide raw materials for its Las Vegas and Moapa concrete plants.
Forward-Looking Statements
     Statements regarding the evaluation of strategic options, any transaction, including the timing or effects thereof, change in or continuation of current business plan, increase in stockholder value, as well as any other statements that are not historical facts in this press release are forward-looking statements. Such forward-looking statements are based on current expectations and actual results or future events may differ materially. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results of the Company or future events to differ materially from those expressed in or underlying such forward-looking statements, including without limitation: results of the Board’s evaluation of strategic alternatives; the ability to obtain Board and stockholder approvals of any proposed transaction; customary conditions to the closing of any proposed transaction; national and local economic, business, real estate and other market conditions; the competitive environment in which the Company operates; the execution of the Company’s business plan; financing risks; acquisition and location development risks; potential environmental and other liabilities; and other factors affecting the construction industry generally. For further discussion of certain factors that could affect outcomes, please refer to the “Risk Factors” section of the Company’s annual report on Form 10-K for the year ended December 31, 2009, and other subsequent filings by the Company with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated. Except as otherwise stated in this press release, the Company does not undertake any obligation to publicly update or revise any forward-looking statements because of new information, future events or otherwise.
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4602 East Thomas Road • Phoenix, Arizona 85018 • (602) 957-2722 • Fax (602) 522-1911
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